EXHIBIT 107: CALCULATION OF FILING FEE TABLES

Form S-4

(Form Type)

HEALTHCARE TRUST OF AMERICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Price Per Share(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee(3)
Newly Registered Securities
Fees to Be Paid	Equity	Class A Common Stock, $0.01 par value per share	457(c), 457(f)(1)	151,605,443	$28.71	$4,352,213,254.92	$92.70 per $1,000,000	$403,450.17
	Total Offering Amounts					$4,352,213,254.92		$403,450.17
	Total Fees Previously Paid							$389,009.86
	Total Fee Offsets							$0.00
	Net Fee Due							$14,440.31
(1)

Represents the estimated maximum number of shares of class A common stock, $0.01 par value per share (“Company Common Stock”), of Healthcare Trust of America, Inc. (the “Company”) to be issued in connection with the merger described herein based on (x) an estimate of the maximum number of shares of common stock, $0.01 par value per share (“HR Common Stock”), of Healthcare Realty Trust Incorporated (“HR”) outstanding as of April 29, 2022 or expected to be exchanged in connection with the merger described herein, collectively equal to 151,605,443, multiplied by (y) the exchange ratio of 1.00 share of Company Common Stock for each share of HR Common Stock.

(2)

Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”), and calculated pursuant to Rules 457(f)(1) and 457(c) under the Securities Act. The proposed maximum aggregate offering price of shares of Company Common Stock was calculated in accordance with Rule 457(c) under the Securities Act as (x) $28.71, the average of the high and low prices per share of HR Common Stock on May 31, 2022, as quoted on the New York Stock Exchange, multiplied by (y) 151,605,443, the estimated maximum number of shares of HR Common Stock that may be exchanged or converted in the merger described herein.

(3)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $92.70 per $1.0 million of the proposed maximum aggregate offering price.

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